UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51507 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Wauwatosa, Wisconsin, January 22, 2014 — Waterstone Financial, Inc., a Maryland corporation (the "Company") (NasdaqGS: WSBF), announced today that it has completed the "second step" conversion of Lamplighter Financial, MHC (the "MHC") and the Company's related stock offering, effective as of the close of business today. As a result of the closing of the conversion and offering, the Company is now the holding company for WaterStone Bank SSB (the "Bank").  The MHC and the Bank's former mid-tier holding company, also named Waterstone Financial, Inc., have ceased to exist. The results of the stock offering were previously reported in a press release dated January 17, 2014.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                          Description

99.1                          Press release of Waterstone Financial, Inc. Issued January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: January 22, 2014	/s/ Richard C. Larson
Name: Richard C. Larson
Title: Chief Financial Officer